                                                                      EXHIBIT 10

                      SEPARATION AND CONSULTING AGREEMENT


     THIS SEPARATION AND CONSULTING AGREEMENT (the "Agreement") is entered into as of March 3, 2000 (the "Commencement Date"), by and between James W. Cruckshank ("Executive") and Assisted Living Concepts, Inc., a Nevada corporation ("ALC"), on behalf of itself and its Affiliated Companies (collectively, the "Company"). For purposes of this Agreement, "Affiliated Companies" shall mean an entity controlling, controlled by, or under common control with ALC, and shall include a corporation which acquires the stock of ALC, should a merger occur.


                                   RECITALS
                                   --------


     A. Executive and the Company have previously entered into an Employment Agreement, dated as of March 15, 1999 (the "Employment Agreement").

     B. Executive and the Company each have determined that it would be to the advantage and best interest of Executive and the Company to enter into this Agreement, pursuant to which Executive agrees to resign as an executive and employee of the Company and the Company agrees to engage Executive as a consultant so as to retain his experience and abilities for the benefit of the Company.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Termination of Employment Agreement.
          -----------------------------------

          1.1  Resignation.  Effective on the Commencement Date, Executive
               -----------
resigns as an executive officer and employee of the Company.

          1.2  Release of Claims. In return for the benefits conferred by this
               -----------------
Agreement, which Executive acknowledges Company has no legal obligation to provide if Executive does not enter into this Agreement, Executive, on behalf of himself and his heirs, executors, administrators, successors and assigns, hereby releases and forever discharges Company and its past, present and future affiliates, subsidiaries, predecessors, successors and assigns, and each of their past, present and future shareholders, officers, directors, executives, agents and insurers, from any and all claims, actions, causes of action, disputes, liabilities or damages, of any kind, which may now exist or hereafter may be discovered, specifically including, but not limited to, any and all claims, disputes, actions, causes of action, liabilities or damages, arising from or relating to Executive's employment with Company or the termination of such employment (except for any claim for payment or performance pursuant to the terms of this Agreement). This release includes, but is not limited to, any claims that Executive might have for a bonus under the Company's incentive bonus plan or the Severance Amount provided for under the Employment Agreement being terminated hereunder, and any additional compensation or benefits and applies to claims that he might have under either federal, state or local law dealing with employment, contract, tort, wage and hour, or civil rights matters, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, similar state laws, and any regulations under such laws. This release shall not affect any accrued rights Executive may have under any medical insurance, workers' compensation or retirement plan because of his employment with Company. EXECUTIVE ACKNOWLEDGES AND AGREES THAT THROUGH THIS RELEASE HE IS GIVING UP ALL RIGHTS AND CLAIMS OF EVERY KIND AND NATURE WHATSOEVER, KNOWN OR UNKNOWN, CONTINGENT OR LIQUIDATED, THAT HE MAY HAVE AGAINST COMPANY AND THE OTHER PERSONS NAMED ABOVE, EXCEPT FOR THE RIGHTS SPECIFICALLY EXCLUDED ABOVE. This Agreement shall not be construed as an admission of liability or wrongdoing by Company. Neither this Agreement nor any of its terms, provisions, or conditions constitute an admission of liability or wrongdoing or may be offered or received in evidence in any action or proceeding as evidence of an admission of liability or wrongdoing.

          1.3. Termination of Employment Agreement.  Effective upon the
               -----------------------------------
Commencement Date, the parties hereby agree that the Employment Agreement and all other agreements and understandings between Executive and the Company shall terminate and be of no further force or effect, except that Executive's covenants as provided in Sections 3 and 5 of the Employment Agreement shall not be superseded by this Agreement and shall remain enforceable by the Company as provided in the Employment Agreement for all periods prior to the Commencement Date.

          1.4  Bonus.  Executive acknowledges receipt from the Company of a
               -----
bonus in the amount of $50,000.

          1.5  Executive Given 21 Days to Consider Agreement.  Executive
               ---------------------------------------------
acknowledges that Company advised him in writing to consult with an attorney before signing this Agreement and that he has had at least 21 days to consider whether to execute this Agreement.

          1.6  Revocation.  Executive may revoke this Agreement by written
               ----------
notice delivered to the President or Chief Executive Officer of the Company within seven days following the date he signed the Agreement, in which event Executive shall immediately return to the Company the $50,000 bonus paid to Executive pursuant to Section 1.4 hereof.

          1.7  Cell Phone; Computer.  Executive shall be entitled to retain as
               --------------------
his personal property, his Company assigned cell telephone (with the same telephone number, if possible, and with future charges to be at his sole expense) and laptop computer (provided that Executive agrees to permanently delete all Company confidential information), with Executive to have the benefit of any warranty, if possible.

     2.   Stock Options.  On April 9, 1999, the Company granted Executive the
          -------------
option to purchase 30,000 shares of Company common stock (the "Option") with an exercise price of $3.813 per share, which vest as follows: 10,000 on March 15, 2000; 10,000 on March 15, 2001; and 10,000 on March 15, 2002. Executive hereby agrees that the Option with respect to 20,000 shares of Company common stock which were to vest on March 15, 2001 and March 15, 2002 shall not vest on such dates and shall expire on the Commencement Date. As to the Option with respect to 10,000 shares of Company common stock which vests on March 15, 2000, Executive shall have ninety (90) days from the expiration of the Consulting Period (as defined below) or from the effective date of Executive's termination without Cause, as applicable, to exercise the then vested Option. In the event Executive breaches this Agreement, is terminated with Cause (as defined below) or voluntarily resigns, Executive shall forfeit such Option unless Executive has exercised the Option.

     3.   Consulting Arrangement.
          ----------------------

          3.1.  Term.  Executive is hereby engaged by the Company as a
                ----
consultant, commencing on the Commencement Date and continuing through December 31, 2000 (the "Consulting Period").

          3.2.  NATURE OF CONSULTING AND OTHER SERVICES.  IN HIS RENDERING OF
                ---------------------------------------
CONSULTING SERVICES FOR THE BENEFIT OF THE COMPANY HEREUNDER, EXECUTIVE SHALL FROM TIME TO TIME PROVIDE THE COMPANY AND ITS CHIEF EXECUTIVE OFFICER WITH SUCH ADVICE AS ANY OF THEM MAY REASONABLY REQUEST IN CONNECTION WITH THE BUSINESS AND OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES AND AFFILIATES. EXECUTIVE SHALL HOLD HIMSELF AVAILABLE AT REASONABLE TIMES AND ON REASONABLE NOTICE TO RENDER SUCH CONSULTING AND ADVISORY SERVICES AS MAY BE SO ASSIGNED TO HIM BY THE COMPANY OR ITS CHIEF EXECUTIVE OFFICER DURING THE CONSULTING PERIOD. WITHOUT LIMITING THE FOREGOING, EXECUTIVE SHALL, UPON THE REASONABLE REQUEST OF THE PERSONS SPECIFIED ABOVE, (A) CONSULT WITH THE COMPANY WITH RESPECT TO ALL MATTERS CONCERNING THE COMPANY IN WHICH EXECUTIVE HAD PERSONAL INVOLVEMENT DURING HIS PERIOD OF EMPLOYMENT WITH THE COMPANY, (B) ASSIST THE COMPANY IN THE NEGOTIATION AND CONSUMMATION OF BUSINESS MATTERS AND PROJECTS PENDING AT THE TIME OF HIS RESIGNATION AND THEREAFTER, INCLUDING THE HIRING OF A NEW CHIEF FINANCIAL OFFICER AND EFFECTING AN ORDERLY TRANSITION OF HIS DUTIES TO HIS SUCCESSOR, AND (C) COOPERATE WITH AND ASSIST THE COMPANY IN UNDERTAKING AND PREPARING FOR LEGAL AND OTHER PROCEEDINGS RELATING TO THE AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES. IN CONNECTION WITH THE CONSULTING SERVICES RENDERED BY HIM HEREUNDER, EXECUTIVE SHALL

(I) UNDERTAKE SUCH TRAVEL ON THE COMPANY'S BEHALF (AND AT ITS EXPENSE) AS THE COMPANY MAY REASONABLY REQUEST AND (II) NEGOTIATE AS THE COMPANY'S REPRESENTATIVE WHEN AND AS REASONABLY REQUESTED TO DO SO BY THE COMPANY'S CHIEF EXECUTIVE OFFICER.


          3.3.  Consulting Fees.  During the Consulting Period, so long as
                ---------------
Executive is not in breach of this Agreement, as payment for Executive's services as a consultant to the Company, the Company shall pay Executive a bi-weekly amount equal to $3,000.00 (the "Consulting Fees"). Except as set forth in this Section 3.3, Executive shall not be entitled to any other cash compensation from the Company following the Commencement Date of this Agreement.
Furthermore, Executive shall not be eligible to participate in the Company's bonus plan or any other form of incentive compensation during the Consulting Period.

          3.4.  Medical Benefits.   During the Consulting Period, so long as
                ----------------
Executive makes an election and is otherwise eligible, Executive shall be entitled to continued participation, at his sole expense, in the Company's medical insurance plans and/or programs as provided under the Consolidated Omnibus Budget Reconciliation Act at a level; provided, however, if Executive becomes eligible to receive medical benefits under another medical plan, other than the Company's medical plans, the Company's obligations under this Section
3.4 shall terminate.

          3.5.  Expenses.  During the Consulting Period, Executive shall be
                --------
reimbursed for Executive's reasonable travel expenses incurred with the prior approval of the Chief Executive Officer and in connection with Executive's services as a consultant with the Company according to the policies and procedures in effect when incurred.

          3.6.  Independent Contractor.  It is understood that Executive is to
                ----------------------
act as a consultant and advisor to the Company during the Consulting Period, and is not an employee or agent of, or co-venturer with, the Company in any respect. Executive shall have no right, authority, or power to act for or on the Company's behalf. The relationship between the Company and Executive hereunder shall be that of independent contractor. Consistent with Executive being an independent contractor, Executive shall be solely responsible for his own overhead expenses, including without limitation, office space, support staff and other assistance, equipment and supplies. Furthermore, Executive shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Executive's performance of services and receipt of Consulting Fees under this Agreement.
The Company shall regularly report amounts paid to Executive by filing the appropriate form with the Internal Revenue Service, as required by law. Because Executive shall be an independent contractor during the Consulting Period, the Company shall not withhold or make payments for social security, make unemployment insurance or disability insurance contributions or obtain worker's compensation insurance on Executive's behalf. Executive agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on Consulting Fees paid to Executive under this

Agreement. Executive hereby agrees to indemnify and defend the Company against any and all such taxes or contributions, including penalties and interest.

     4.   Confidential Information.
          ------------------------

          4.1.  Access to Information.  Executive acknowledges that in the
                ---------------------
course of Executive's employment and Executive's services as a consultant, Executive has had and shall continue to have access to proprietary information, trade secrets, and other confidential information, that such information is a valuable asset of the Company, and that its disclosure or unauthorized use shall cause the Company substantial harm. As used in this Agreement, the term "Confidential Information" shall mean: (a) proprietary information and trade secrets of the Company and (b) information designated by the Company as confidential or which Executive knows or should know is confidential.

          4.2.  Ownership.  Executive acknowledges that all Confidential
                ---------
Information shall continue to be the exclusive property of the Company, whether or not prepared in whole or in part by Executive and whether or not disclosed to Executive or entrusted to Executive's custody in connection with Executive's employment by the Company or Executive's consulting arrangement with the Company.

          4.3.  Nondisclosure and Nonuse.  Unless authorized or instructed in
                ------------------------
writing by the Company, or required by legally constituted authority, Executive shall not, except as required in the course of the Company's business, during or after Executive's employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public other than by Executive's act or failure to prevent accidental or negligent loss or release to any unauthorized person of the Confidential Information.

          4.4.  Return of Confidential Information.  Upon expiration or earlier
                ----------------------------------
termination of Executive's services as a consultant pursuant to this Agreement, Executive shall deliver immediately to the Company all Confidential Information of the Company; Executive shall retain no excerpts, notes, or copies thereof, whether on disk for computer use or in any other form.

          4.5.  Duration.  The obligations set forth in this Section 4 shall
                --------
survive the expiration or earlier termination of this Agreement and shall terminate at such time as Executive no longer possesses Confidential Information.

     5.   Work Made for Hire.  Executive agrees that all creative work,
          ------------------
including without limitation, techniques, models, and processes, prepared or originated by Executive for the Company, or during or within the scope of Executive's employment or Executive's services as a consultant with the Company, whether or not subject to protection under applicable law, constitutes work made for hire, all rights to which are owned by the Company, Executive assigns to the Company all rights, title, and interest, whether by way of copyright, trade secret, or otherwise, in all such work, whether or not subject to protection by copyright or other law. EXECUTIVE ACKNOWLEDGES AND AGREES THAT ANY ONE OR MORE ENTITIES

CONSTITUTING "COMPANY" UNDER THIS AGREEMENT SHALL BE ENTITLED TO THE BENEFIT OF THE PROVISIONS OF THIS SECTION 5.

     6.   Covenants.
          ---------

          6.1.  Noncompetition.  Executive covenants that Executive shall not,
                --------------
during the term of Executive's services as a consultant and for one year thereafter (the "Restricted Period"), (a) accept employment with or render service to any person, firm or corporation that is engaged in the Assisted Living Business (as defined below) in any region in which the Company is then operating or has firm plans to operate; or (b) own, manage, operate, construct, develop, lease or control, or participate in the ownership, management, operation, construction, development, lease or control of, or be connected as a principal, agent, representative, consultant, advisor, investor, owner, partner, financier, developer, contractor, manager or joint venturer with, or permit his name to be used by or in connection or association with, any facility, business or enterprise that is engaged in the Assisted Living Business in any region in which the Company is then operating or has firm plans to operate; provided, however, that Executive may invest as an investor in the voting securities of any person that is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so long as (1) the aggregate amount of the securities Executive owns directly or indirectly is less than one percent (1%) of the total outstanding voting securities of that person and (2) Executive has no other affiliation with that person. For purposes of this Agreement, the term "Assisted Living Business" shall mean any business or activity that, directly or indirectly, provides (i) any of the following services, programs or facilities to frail, elderly residents (whether by itself or through a joint effort with another party or parties): long-term living, nursing home, retirement home or assisted living; (ii) assisted living, supportive care living or personal care services, programs or facilities, as described or defined by any state licensing authority; and (iii) businesses or activities substantially similar to any of those described in the foregoing items.

          6.2.  Nonsolicitation.   Executive covenants that he shall not, either
                ---------------
individually or as a director, officer, partner, employee, agent, representative or consultant with any business, directly or indirectly during the Restricted Period, other than on behalf of the Company: (a) solicit or attempt to solicit away from the Company any of its officers or employees or offer employment to any person who, on or during the six (6) months immediately preceding the date of such solicitation or offer, is or was an officer or employee of the Company,
(b) induce or attempt to induce any person who is a tenant or potential tenant (whether on a waiting list or simply a person who has contacted Executive or another agent of the Company in a marketing effort or who contacted the Company regarding tenancy or whose family member or agent contacted the Company) to leave the tenancy of a facility or to select different residency, not under Company management, or (c) solicit, divert, or accept orders from any customer of the Company for products or services that are substantially competitive with the products or services, if any, sold by the Company.

          6.3.  Standstill.  Executive hereby agrees that from the Commencement
                ----------
Date and for a period of three years following the expiration or earlier termination of this Agreement, Executive shall not in any manner, directly or indirectly,

               (a) Effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries; (ii) any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company,

               (b) Form, join or in any way participate in a "group" (as defined under the Exchange Act),

               (c) Otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company,

               (d) Take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in subsection (a) above, or

               (e) Enter into any discussions or arrangements with any third party with respect to any of the foregoing.

               Executive also agrees during any such period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section 6.3 (including this sentence).

          6.4.  Public Disclosure.  Executive understands that the Company
                -----------------
intends to publicly disclose the terms of this Agreement and any related agreements.

          6.5.  Non-Disparagement.  Executive shall not make any disparaging or
                -----------------
derogatory remarks of any nature whatsoever about the Company, its officers, directors or Executives, or its services and/or products (if any), either publicly or privately, unless required by law.

          6.6.  Enforcement.
                -----------

               (a) Executive acknowledges and agrees that the time, scope, and other provisions of this Section 6 have been specifically negotiated by sophisticated parties having been advised to seek legal counsel and Executive agrees that such time, scope, and other provisions are reasonable under the circumstances. Executive further agrees that if, at any time, despite the express agreement of the parties hereto, a court of competent jurisdiction holds that any portion of this Section 6 is unenforceable for any reason, the maximum restrictions reasonable under the circumstances, as determined by such court, shall be substituted for any such restrictions held unenforceable.

               (b) EXECUTIVE ACKNOWLEDGES AND AGREES THAT ANY ONE OR MORE ENTITIES CONSTITUTING "COMPANY" UNDER THIS AGREEMENT SHALL BE ENTITLED TO THE BENEFIT OF THE PROVISIONS OF THIS SECTION 6.

     7.   Termination.
          -----------

          7.1.  Voluntary Resignation.  Executive may terminate Executive's
                ---------------------
services as a consultant with the Company under this Agreement by 30 days written notice to the Company. In the event of such voluntary resignation, this Agreement shall terminate as of the effective date of resignation, and Executive shall be entitled only to the portion of the Consulting Fees, earned but not paid through the date of termination. The Company shall have no obligation whatsoever to pay any Severance Amount or any other amounts.

          7.2.  Termination by the Company.
                --------------------------

               (a)  With Cause.  The Company may terminate Executive's services
                    ----------
     as a consultant under this Agreement immediately with cause by notice to Executive. In the event Executive is terminated pursuant to the provisions of this Section 7.2(a), Executive shall be entitled only to the portion of the Consulting Fees earned but not paid through the date of termination and the Company shall have no obligation whatsoever to pay any Severance Amount or any other amounts. Specific examples of events that warrant termination for cause include, but are not limited to the Company's good faith determination that one or more of the following occurred: (i) Executive failed to perform Executive's duties; (ii) Executive failed to act in a professional manner if such failure causes material damage to the Company;
     (iii) Executive otherwise breached this Agreement; or (iv) Executive engaged in fraud, breach of fiduciary duty, or any other act of similar willful misconduct or gross negligence in the performance of Executive's duties on behalf of the Company.

               (b)  Without Cause. In the event of the termination of the
                    -------------
     consulting services of Executive by the Company without cause and so long as Executive is not in breach of this Agreement, Executive shall be entitled only to (i) the portion of the Consulting Fees earned but not paid through the date of termination and (ii) the balance of the Consulting Fees which he would have received had Executive's services under this Agreement continued through the Consulting Period (the "Severance Amount"), subject to the condition set forth in Section 7.4 below. Such Severance Amount shall be paid in a lump sum within 60 days after the effective date of the termination of this Agreement.

          7.3.  Death or Disability.  This Agreement shall terminate
                -------------------
immediately upon Executive's death or in the event Executive suffers a disability, due to illness or injury, which limits him from performing each of the material and substantial duties of his job for a period in excess of ninety
(90) days. Upon such event, Executive shall be entitled only to the portion of the Consulting Fees earned but not paid through the date of termination, and the Company shall have no obligation to pay the Severance Amount or any other amounts.

          7.4.  Condition to Severance Payments.
                -------------------------------

               (a) The Company's obligation to pay the Severance Amount shall terminate if Executive is in violation of the provisions of Sections 4 or 6 of this Agreement.

               (b) EXECUTIVE ACKNOWLEDGES AND AGREES THAT ANY ONE OR MORE ENTITIES CONSTITUTING "COMPANY" UNDER THIS AGREEMENT SHALL BE ENTITLED TO THE BENEFIT OF THE RELEASE CONTEMPLATED IN SECTION 7.4(a).

          7.5.  Survivability.  The provisions of Sections 1.2, 1.3, 4, 6, 8, 9,
                -------------
11 and 12 shall survive expiration or earlier termination of this Agreement.

     8.   Remedies.  The respective rights and duties of the parties under this
          --------
Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Executive acknowledges that breach of Sections 4 and 6 of this Agreement shall cause irreparable harm to the Company and agrees to the entry of a temporary restraining order and permanent injunction by any court of competent jurisdiction to prevent breach or further breach of this Agreement. Such remedy shall be in addition to any other remedy available to Company at law or in equity.

     9.   Severability of Provisions.
          --------------------------

          9.1. Except as provided in this Section 9, the provisions of this Agreement are severable, and if any provision hereof is held invalid or unenforceable, it shall be enforced to the maximum extent permissible, and the remaining provisions of the Agreement shall continue in full force and effect, except as provided below.

          9.2. Notwithstanding Section 9.1, in the event a court or agency of competent jurisdiction determines that any of the provisions comprising Sections 1.2, 1.3, 4 or 6 of the Agreement are held to be illegal, invalid or unenforceable, the Agreement as a whole shall fail for lack of consideration and is not severable, unless the aggrieved party ratifies the Agreement.

     10.  Nonwaiver.  Failure of the Company at any time to require performance
          ---------
of any provision of this Agreement shall not limit the right of the Company to enforce the provision. No provision of this Agreement or breach thereof may be waived by either party except by a writing signed by that party. A waiver of any breach of a provision of this Agreement shall be construed narrowly and shall not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

     11.  Arbitration.
          -----------

          11.1.  Claims Covered.  All claims or controversies ("Claim" or
                 --------------
"Claims"), (except for those expressly excluded by Section 11.2, whether or not arising out of Executive's employment or its termination) that Company may have against the Executive or that Executive may have against the Company or against its officers, directors, employees or agent, in their capacity as such or otherwise, shall be resolved by arbitration, as provided in this Section 11. Claims covered by this Agreement to arbitration shall include, without limitation, claims for wages or other compensation due; any claim arising out of or related to this Agreement including any related agreements; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and, claims for violation of any federal, state, or other governmental law, statute, regulation, or ordinance, except as otherwise provided in Section 11.2.

          11.2  Non-covered Claims.  Claims arising out of Sections 4 and 6 of
                ------------------
this Agreement and workers compensation or unemployment compensation benefits are not covered by the parties' agreement to arbitrate. Non-covered claims include, without limitation, claims by the Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, about which Executive understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction. In the event a suit or action is filed to enforce Sections 4 and 6 of this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action including, without limitation, reasonable attorneys fees at trial, on appeal and otherwise.

          11.3.  Required Notice of All Claims and Statute of Limitations.
                 --------------------------------------------------------
Company and Executive agree that the aggrieved party must give written notice of any Claim to the other party within one year of the date the aggrieved party first has knowledge of the event giving rise to the Claim. Failure to provide such notice shall result in the Claim being void and deemed waived, even if there is a federal or state statute of limitations which would have given more time to pursue the Claim. The written notice shall identify and describe the nature of all Claims asserted and the facts upon which such Claims are based.

          11.4.  Hearing or Mediation.  Prior to any arbitration proceeding
                 --------------------
taking place pursuant to this Section, Company or Executive may elect to submit the Claim to non-binding mediation before a mutually agreeable mediation tribunal or mediator, in which event both parties and the mediator shall execute a reasonable confidentiality agreement and abide by the procedures specified by the mediation tribunal or mediator.

          11.5.  Arbitration Procedures.  Any arbitration shall be conducted in
                 ----------------------
accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("Model Rules"), through the United States Arbitration and Mediation Service ("USA&MS"), before an arbitrator who is licensed to practice law in the State of Oregon (the "Arbitrator"). Because USA&MS shall be the arbitration service, where the Model Rules reference the "American Arbitration Association," "USA&MS" shall be inserted instead. The arbitration shall take place in or near Portland, Oregon.

               (a)  Selection of Arbitrator.  The USA&MS shall give each party a
                    -----------------------
     list of 11 arbitrators drawn from its panel of labor-management dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, the USA&MS shall furnish an additional list or lists until an Arbitrator is selected.

               (b)  Applicable Law.  The Arbitrator shall apply the substantive
                    --------------
     law (and the law of remedies, if applicable) specified in this Agreement or federal law, or both, as applicable to the Claim(s) asserted. The Oregon Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement, including but not limited to any assertion that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

               (c)  Authority.  The Arbitrator shall have jurisdiction to hear
                    ---------
     and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

               (d)  Representation.  Each party may be represented by an
                    --------------
     attorney or other representative selected by that party.

               (e)  Discovery.  Each party shall have the right to take the
                    ---------
     deposition of one individual and any expert witness designated by the other party. Each party also shall have the right to make requests for production of documents to the other party. The subpoena right specified below shall be applicable to discovery pursuant to this subsection (e). Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial needs. At least 30 days before the arbitration proceeding, the parties shall exchange lists of witnesses, including naming experts, and provide copies of all exhibits intended to be used at the arbitration proceeding. Each party shall have the right to subpoena witnesses and documents for such proceeding.

               (f)  Reporter.  Either party, at its expense, may arrange for and
                    --------
     pay the cost of a court reporter to provide a stenographic record of the proceeding.

               (g)  Post-Proceeding Briefs.  Either party, upon request at the
                    ----------------------
     close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

          11.6.  Enforcement.  Either party may bring an action in any court of
                 -----------
competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and Executive agree that neither shall initiate or prosecute any lawsuit or administrative action (other than for a non-covered claim) in any way related to any Claim covered by the parties' agreement to arbitrate. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review shall be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

          11.7.  Arbitration Fees and Costs.  Company and Executive shall
                 --------------------------
equally share the fees and costs of the Arbitrator. Each party shall deposit funds or post other appropriate security for its share of the Arbitrator's fee, in an amount and manner determined by the Arbitrator, at least ten (10) days prior to the first day of the proceeding. Each party shall pay for its own costs and attorneys fees, if any; provided, however, that the Arbitrator, in that person's sole discretion, may award reasonable fees to the prevailing party in the proceeding.

          11.8.  Waiver of Jury Trial.  BY AGREEING TO SUBMIT A DISPUTE TO
                 --------------------
ARBITRATION, THE PARTIES HERETO UNDERSTAND THAT THEY WILL NOT ENJOY THE BENEFITS OF A JURY TRIAL. ACCORDINGLY, THE PARTIES HERETO EXPRESSLY AGREE TO WAIVE THE RIGHT TO A JURY TRIAL.

          11.9.  Benefit.  EXECUTIVE ACKNOWLEDGES AND AGREES THAT ANY ONE OR
                 -------
MORE ENTITIES CONSTITUTING "COMPANY" UNDER THIS AGREEMENT SHALL BE ENTITLED TO THE BENEFIT OF THE PROVISIONS OF THIS SECTION.

     12.  General Terms and Conditions.  The parties acknowledge that the
          ----------------------------
Company is engaged in transactions involving interstate commerce and that Executive's consulting services involve such commerce. This Agreement shall constitute the final and entire understanding of the parties relating to the Executive's services as a consultant with the Company, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto, except as provided in Section 1.3 of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to the conflicts of laws rules thereof, and all disputes relating to this Agreement (which are not subject to arbitration under Section 11) shall be tried before a state or federal court sitting in Multnomah County, to the exclusion of all courts which might have jurisdiction apart from this provision. This Agreement shall inure to the benefit of any successors or assigns of the Company.

IN WITNESS HEREOF, the parties have executed this Separation and Consulting Agreement as of the date below written to be effective on the Commencement Date hereof.

EXECUTIVE                         ASSISTED LIVING CONCEPTS, INC., on
                                  behalf of itself and its Affiliated Companies



/s/ James W. Cruckshank           /s/ Keren Brown Wilson
-----------------------------     ------------------------------------------
James W. Cruckshank               Keren Brown Wilson
President                         Chief Executive Officer and


Date:  March 3, 2000              Date: March 3, 2000